Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-71969
 __________________________________________________________________________


                               DATALINK.NET, INC.

                   SUPPLEMENT NO. 1 DATED DECEMBER 9, 1999
                    TO PROSPECTUS DATED OCTOBER 4, 1999


     This Supplement contains information relating to the table under the caption "Selling Securityholders" in our October 4, 1999 prospectus.

     Mr. Anthony N. LaPine transferred warrants to purchase 50,000 shares of our common stock to Wall Street Trading Group, which immediately exercised the warrants. As a result of these transactions, the disclosures concerning Mr. LaPine and Wall Street Trading Group are updated as follows:

                                 Beneficial Ownership Before Offering
                            ________________________________________________

                            Number of
                             Shares
                            Issued or
                            Issuable      Issued or
                            on Conver-    Issuable
                             sion of      on Exer-
                            Preferred     cise of      Shares      Warrants
Selling Securityholder        Stock       Warrants     Offered     Offered
______________________      _________     _________    ________    ________

Anthony N. LaPine            280,000       280,000      570,000     90,000

Wall Street Trading Group      -0-           -0-         50,000      -0-